UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Route 1 South Building F, Suite 320 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2022, Outlook Therapeutics, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with Lawrence Kenyon, the Company’s Executive Vice President and Chief Financial Officer. The Agreement supersedes Mr. Kenyon’s prior Employment Agreement with the Company.

The Agreement provides for, among other things, Mr. Kenyon’s employment as Executive Vice President and Chief Financial Officer of the Company and a base salary of $475,000, as well as a discretionary annual cash bonus with a target amount of 50% of Mr. Kenyon’s base salary. If the Company terminates Mr. Kenyon’s employment without Cause (as defined in the Agreement) or Mr. Kenyon terminates his employment for Good Reason (as defined in the Agreement), Mr. Kenyon will be entitled to receive an amount equal to 12 months of his base salary plus a bonus equal to 50% of his base salary, as well as the acceleration of 50% of Mr. Kenyon’s unvested equity awards subject to time-based vesting requirements.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement by and between Lawrence Kenyon and Outlook Therapeutics, Inc, dated June 2, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: June 7, 2022	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer